EXHIBIT 4.2

FORM OF

FIRST SUPPLEMENTAL INDENTURE

Between

THE FIRST AMERICAN CORPORATION,

as Company

and

WILMINGTON TRUST COMPANY,

as Trustee

under the

SENIOR INDENTURE

Dated as of April 7, 1998

    % Senior Notes due 20

Dated as of July     , 2004

FIRST SUPPLEMENTAL INDENTURE

This First Supplemental Indenture (this “First Supplement”) dated as of July     , 2004 under that certain Senior Indenture (as defined in the first recital) by and between THE FIRST AMERICAN CORPORATION, a California corporation formerly known as The First American Financial Corporation (the “Company”), and WILMINGTON TRUST COMPANY, a Delaware banking corporation, not in its individual capacity, but solely as Trustee under the Senior Indenture (the “Trustee”).

W I T N E S S E T H :

WHEREAS, the Company and the Trustee are parties to that certain Senior Indenture, dated as of April 7, 1998 (the “Indenture”);

WHEREAS, Section 9.1 of the Indenture provides, among other things, that the Company and the Trustee may enter into an indenture supplemental to the Indenture for the purpose of authorizing a series of Securities and to establish the form or terms of such series of Securities;

WHEREAS, the Company has duly authorized the creation of a series of     % Senior Notes due 20     as provided herein (the “Notes”); and

WHEREAS, the Company and the Trustee are executing and delivering this First Supplement in order to provide for the Notes.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Trustee hereby agree as follows:

SECTION 1. Definitions.

(a) Terms used herein and not otherwise defined herein shall have the meanings set forth in the Indenture.

(b) All references to “Sections” shall be to the sections of this First Supplement unless otherwise provided herein.

SECTION 2. Creation of Series of Notes. There is hereby created for issuance under this First Supplement the Notes which shall be designated “    % Senior Notes due 20    .” As provided in Section 3.1 of the Indenture, the following terms of such Notes are established hereby:

(a) subject to Section 3.1(b) of the Indenture, the aggregate principal amount of the Notes that may be authenticated and delivered under this First Supplement shall initially be limited to One Hundred Fifty Million Dollars ($150,000,000); provided, however, the Company may issue an additional principal amount of Notes pursuant to a Board Resolution;

(b) the principal of the Notes shall be paid at maturity on                 , 20    ;

(c) the Notes shall bear interest at the rate of     % per annum; the Interest Payment Dates shall be          and          of each year, commencing                 , 200    ; interest shall accrue from the date of authentication of the Notes by the Trustee;

(d) each Note shall be dated the date of authentication thereof by the Trustee;

(e) payment of principal of (and premium, if any) and interest will be made at the office or agency of the Company maintained for that purpose in the United States; provided, however, that at the option of the Company payment of interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Securities Register or (ii) by wire transfer in immediately available funds at such place and to such account as may be designated in writing at least 15 days before the relevant Interest Payment Date by the Person entitled thereto as specified in the Securities Register; the Notes may be presented to the Securities Registrar at the Corporate Trust Office of the Trustee for registration of transfer or exchange; any notices and demands to or upon the Company in respect of the Notes may be made at the Corporate Trust Office of the Trustee;

(f) the Notes shall be redeemable at the option of the Company as provided in Section 5 below;

(g) the Notes are to be issued in the form of a fully registered Global Security; the depositary for the Global Security is The Depository Trust Company (“DTC”);

(h) the Notes may be issued at various times, but shall otherwise be substantially identical except for denomination; and

(i) the indebtedness evidenced by the Notes is unsecured and ranks senior in right of payment to all existing or future indebtedness of the Company that is by its terms expressly subordinated in right of payment to the senior unsecured indebtedness of the Company and ranks pari passu with all other unsecured indebtedness of the Company.

SECTION 3. Global Security. The Notes will be issued in the form of a fully registered Global Security substantially in the form of Exhibit A attached hereto (the “Global Security”), which will be deposited with the Trustee as nominee for DTC and registered in the name of the Cede & Co. or its nominee. Except as set forth herein, the Global Security may be transferred, in whole, but not in part, only to nominees of DTC or to a successor thereof or such successor’s nominee.

SECTION 4. Redemption at Maturity. Unless previously redeemed, converted or purchased and canceled as herein provided, the Company will redeem the Notes at 100% of the principal amount together with interest accrued and unpaid to the date of such redemption on                 , 20    .

SECTION 5. Optional Redemption. The Notes will be redeemable, on not less than 30 days’ notice and not more than 60 days’ notice, at the option of the Company, in part only in the amount of $1,000 or integral multiples thereof at the redemption price provided for in the Notes. Notice of such redemption shall be given as provided in Section 11.4 of the Indenture. Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date, interest will cease to accrue on the Notes.

SECTION 6. Amendment to the Indenture. The following provisions of the Indenture shall be amended as set forth below; provided that, in accordance with Section 9.1(6) of the Indenture, such amendments shall be effective only with respect to the Notes and to Securities issued after the date hereof and shall not apply to any Outstanding Securities:

(a) Section 5.1(6) of the Indenture is hereby amended by deleting “$10 million” therefrom and inserting “$25 million” in its place; and

(b) Section 5.1(7) of the Indenture is hereby amended by deleting “$10 million” therefrom and inserting “$25 million” in its place

SECTION 7. Modification and Ratification of Indenture. As supplemented and modified by this First Supplement, the Indenture is in all respects ratified and confirmed, and the Indenture as so supplemented and modified by this First Supplement shall be read, taken and construed as one and the same instrument.

SECTION 8. Counterparts. This First Supplement may be executed in any number of counterparts each of which so executed shall be deemed to be an original but all of such counterparts shall together constitute but one and the same instrument.

SECTION 9. Governing Law. As provided in Section 1.12 of the Indenture, this First Supplement and each Note shall be construed in accordance with the laws the State of New York.

SECTION 10. The Trustee. The Trustee shall not be responsible in any manner whatsoever (other than as required under the Indenture) for or in respect of the validity or sufficiency of this First Supplement or the due execution hereof by the Company. The recitals of fact contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness thereof.

*                    *                     *

IN WITNESS WHEREOF, the parties hereto have caused this First Supplement to be duly executed as of the year and date first above written.

THE FIRST AMERICAN CORPORATION, as Company

By:
Name: Title:

WILMINGTON TRUST COMPANY, not in its individual capacity, but solely as Trustee

By:
Name: Title:

EXHIBIT A

FORM OF

SENIOR NOTE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

THE FIRST AMERICAN CORPORATION

CUSIP [            ]

[            ]% senior note due                          , 20[            ]

No.[            ] $[            ]

THE FIRST AMERICAN CORPORATION, a corporation organized and existing under the laws of the state of California (hereinafter called the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to [            ], or registered assigns, the principal sum of [            ] Dollars on [            ], 20[            ]. The Company further promises to pay interest on said principal sum from [            ], 2000 or from the most recent interest payment date (each such date, an “Interest Payment Date”) on which interest has been paid or duly provided for, semi-annually in arrears on [            ] and [            ] of each year, commencing [            ], 200[            ], at the rate of [            ]% per annum, until the principal hereof shall have become due and payable, [if applicable, insert plus Additional Interest, if any,] until the principal hereof is paid or duly provided for or made available for payment. The amount of interest payable for any period shall be computed on the basis of twelve 30-day months and a 360-day year. The amount of interest payable for any partial period shall be computed on the basis of the number of days elapsed in a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on this Security is not a Business Day, then a payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date the payment was originally payable. A “Business Day” shall mean any day other than (i) a Saturday or Sunday, (ii) a day on which banking institutions in the City of New York are authorized or required by law or executive order to remain closed or (iii) a day on which the Corporate Trust Office of the Trustee is closed for business. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities is registered at the close of business on the Regular Record Date for such interest installment, which shall be the fifteenth day preceding such Interest Payment Date. Any such interest installment not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Securities of this series may be listed or traded, and upon such notice as may be required by such exchange or self-regulatory organization, all as more fully provided in said Indenture.

Payment of principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the United States, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Securities Register or (ii) by wire transfer in immediately available funds at such place and to such account as may be designated in writing at least 15 days before the relevant Interest Payment Date by the Person entitled thereto as specified in the Securities Register.

The indebtedness evidenced by this Security is unsecured and ranks senior in right of payment to all existing or future indebtedness of the Company that is by its terms expressly subordinated in right of payment to this Security and ranks pari passu with all other indebtedness of the Company.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

THE FIRST AMERICAN CORPORATION

By:
Name
Title: [President or Vice President]

Attest:

Name:

Title: [Secretary or Assistant Secretary]

(reverse)

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under a Senior Indenture, dated as of April 7, 1998 (herein called the “Indenture”), between the Company and The Wilmington Trust Company, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all Indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, initially limited in aggregate principal amount to $150,000,000.

Unless otherwise defined herein, all terms used in this Security that are defined in the Indenture shall have the meanings assigned to them therein.

The Company may at any time, at its option, and subject to the terms and conditions of Article XI of the Indenture, redeem this Security in whole at any time or in part from time to time at a redemption price equal to the greater of:

•	100% of the principal amount of the senior notes then outstanding to be redeemed; and

•	the sum of the present values of the remaining scheduled payments of principal and interest on the senior notes to be redeemed (not including any portion of such payments of interest accrued to the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable treasury rate plus [ ] basis points plus, in each case, accrued and unpaid interest on the principal amount being redeemed to the redemption date.

For purposes of calculating the redemption price, the following terms have the following definitions:

“treasury rate” means, with respect to any redemption date:

•	the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the comparable treasury issue (if no maturity is within three months before or after the remaining life (as defined below), yields for the two published maturities most closely corresponding to the comparable treasury issue will be determined and the treasury rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or

•	if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the comparable treasury issue, calculated using a price for the comparable treasury issue (expressed as a percentage of its principal amount) equal to the comparable treasury price for such redemption date.

The treasury rate will be calculated on the third business day preceding the date fixed for redemption.

“comparable treasury issue” means the U.S. Treasury security selected by an independent investment banker as having a maturity comparable to the remaining term (“remaining life”) of the senior notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such senior notes.

“comparable treasury price” means (1) the average of five reference treasury dealer quotations for such redemption date, after excluding the highest and lowest reference treasury dealer quotations, or (2) if the independent investment banker obtains fewer than four such reference treasury dealer quotations, the average of all such quotations.

“independent investment banker” means either J.P. Morgan Securities Inc. or [            ], as specified by us, or, if these firms are unwilling or unable to select the comparable treasury issue, an independent investment banking institution of national standing appointed by us.

“reference treasury dealer” means (1) J.P. Morgan Securities Inc. and [            ] and their respective successors, provided, however, that if either of the foregoing shall cease to be a primary U.S. government securities dealer in New York City (a “primary treasury dealer”), we will substitute therefor another primary treasury dealer and (2) any other primary treasury dealer selected by us after consultation with the independent investment banker.

“reference treasury dealer quotations” means, with respect to each reference treasury dealer and any redemption date, the average, as determined by the independent investment banker, of the bid and asked prices for the comparable treasury issue (expressed in each case as a percentage of its principal amount) quoted in writing to the independent investment banker at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

The Indenture contains provisions for satisfaction and discharge of the entire indebtedness of this Security upon compliance by the Company with certain conditions set forth in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the Company and the Trustee at any time to enter into a supplemental indenture or indentures for the purpose of modifying in any manner the rights and obligations of the Company and of the Holders of the Securities, with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of all series to be affected by such supplemental Indenture. The Indenture also contains provisions permitting Holders of specified percentages in principal amount of the Securities of all series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, if an Event of Default with respect to the Securities of this series at the time Outstanding occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of this series may declare the principal amount of all the Securities of this series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders) and upon any such declaration the principal amount of and the accrued interest (including Additional Interest) on all the Securities of this series shall become immediately due and payable.

Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal and overdue interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company’s obligations in respect of the payment of the principal of and interest, if any, on this Security shall terminate.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Securities Register, upon surrender of this Security for registration of transfer at the office or agency of the Company maintained under Section 10.2 of the Indenture duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of such series of a different authorized denomination, as requested by the Holder surrendering the same.

THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

This is one of the Securities referred to in the Indenture.

Dated:	The Wilmington Trust Company as Trustee

By:
Authorized Signatory